Exhibit 10.22

February 27, 2007

To the Board of Directors of
Taliera Corporation

Gentlemen:

        The undersigned previously subscribed for and agreed to purchase 1,416,667 Warrants ("Insider Warrants") at $1.20 per Insider Warrant, of Taliera Corporation (the "Corporation") for an aggregate purchase price of $1,700,000 ("Purchase Price"), pursuant to terms set forth in Letter Agreements dated July 28, 2006, December 7, 2006 and January 10, 2007 (the "Letter Agreement"). This agreement amends the Letter Agreement to provide for the undersigned's agreement to purchase an additional 250,000 Insider Warrants in accordance with the same terms in the Letter Agreement.

        The undersigned hereby agrees to purchase an additional 250,000 Insider Warrants at $1.20 per Insider Warrant, for and aggregate purchase price of $300,000 all in accordance with the terms of the Letter Agreement. In all other respects, the terms of the Letter Agreement remain in full force and effect.

Very truly yours,
TALIERA HOLDINGS, LLC
		By:	/s/ J. SMOKE WALLIN J. Smoke Wallin, CEO
Agreed
TALIERA CORPORATION
By:	/s/ J. SMOKE WALLIN J. Smoke Wallin, CEO
MORGAN JOSEPH & CO. INC.
By:	/s/ JEFFREY SIEGLEN Name: Jeffrey Sieglen Title: Managing Director